SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934



Date of Report:                                                   March 1, 1999



                          Providence Energy Corporation
_______________________________________________________________________________
             (Exact name of registrant as specified in its charter)



Rhode Island                    001-10032                       05-0389170
_______________________________________________________________________________
(State of incorporation        (Commission                   (IRS Employer
or organization)                File Number)                Identification No.)


100 Weybosset Street, Providence, Rhode Island                    02903
_______________________________________________________________________________
(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number:         (401) 272-5040
_______________________________________________________________________________


                                       N/A
_______________________________________________________________________________
(Former name or former address, if changed since last report)

Item 5.  Other events.

     Attached to this report as Exhibit A is a copy of a release dated March 1, 1999 by the Registrant with respect to the matters referred to therein.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PROVIDENCE ENERGY CORPORATION
                                   JAMES H. DODGE


                                   By:  /s/ James H. Dodge
                                        Chairman of the Board, President and
                                        Chief Executive Officer

Date:  March 1, 1999

                                                                       Exhibit A

For Immediate Release                                CONTACT:
                                                     James A. Grasso
                                                     Vice President,
                                                     Public & Government Affairs
                                                     401-272-5040, X2340


PROVIDENCE ENERGY ANNOUNCES SENIOR MANAGEMENT CHANGES


PROVIDENCE, RI (March 1, 1999) -- Providence Energy Corporation (NYSE:PVY) today announced several senior management changes, effective immediately.

Changes include:

     JamesDeMetro, senior vice president, has been appointed executive vice president of the corporation's principal subsidiary, Providence Gas Company (ProvGas.) He will continue to report directly to James H. Dodge, chairman, president and chief executive officer. DeMetro also has been named executive vice president of ProvEnergy.

     "Clearly, Jim DeMetro has been a key player in the development and implementation of our corporate strategy," Dodge said. "In his new position, Jim will have an even greater role as the principal executive responsible for ProvGas and North Attleboro Gas." DeMetro, 51, has been with ProvEnergy since 1992.

     Gerald A. Yurkevicz, vice president for corporate marketing, has been named vice president of business development and marketing for ProvEnergy's unregulated businesses, principally Providence Energy Services Inc. and Super Service Oil. He will report directly to Dodge. Yurkevicz, 41, has been with the company since 1996.

     James A. Grasso, vice president of public and government affairs, will assume the additional responsibility for ProvEnergy's advertising and corporate communications. Grasso, 45, who reports directly to Dodge, has been with the company since 1997.

In addition, Dodge announced that Gary S. Gillheeney, senior vice president and chief financial officer, has resigned to pursue other opportunities. Gillheeney, 43, had been with the company since 1980. Dodge praised his "many contributions over 19 years." Dodge will assume Gillheeney's duties on an interim basis.

                                     (more)

"These changes culminate a restructuring we began last year," said Dodge. "First and most importantly, they allow us to bring together all facets of our utility operation with close coordination between operations, marketing and regulation. This will be vital as we expand unbundling and as the regulatory process adapts to the changes in the utility industry. Success in these matters will be key to ProvEnergy's financial performance in the years ahead.

Dodge added: "A second objective has been to achieve separation between the regulated and nonregulated operations in recognition of regulatory guidelines and the increasing demands on executive time of our new marketing business with current revenues of $32 million per year and substantial growth opportunities."

ProvEnergy is a diversified energy service company with operations in Rhode Island, Massachusetts and Connecticut. The company's two regulated natural gas-distribution companies, ProvGas, the largest gas-distribution company in Rhode Island, and North Attleboro Gas Company in nearby Massachusetts, have a total of 170,000 customers. ProvEnergy also owns ProvEnergy Services Inc., a nonregulated marketer of natural gas, electricity, oil and energy services with customers in three states, as well as Super Service Oil, with more than 4,000 residential oil customers and a large commercial customer base, largely in Rhode Island.

ProvEnergy has paid cash dividends for 149 consecutive years, an achievement unmatched by any other natural gas-distribution company in the United States.

                                      ###